UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

VEONEER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Supplemental Information Regarding the Annual Meeting of Stockholders to be Held on May 6, 2020

The following notice and accompanying reminder to vote relate to the proxy statement filed by Veoneer, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 25, 2020 (the “Proxy Statement”) and made available to stockholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Company’s 2020 Annual Meeting of Stockholders to be held on May 6, 2020. This Supplement is being filed with the SEC and made available to stockholders on or about April 16, 2020.

The following notice should be read in conjunction with the Proxy Statement.

Veoneer to hold 2020 Annual Meeting of Stockholders in Virtual Only Format

Stockholm, Sweden, April 16, 2020: The Board of Directors of Veoneer, Inc. (NYSE: VNE and SSE: VNE SDB) announced today a change in the location of its 2020 Annual Meeting of Stockholders (the "Annual Meeting").

Due to the public health impact of the coronavirus outbreak Veoneer is changing the format of the Annual Meeting from in-person to virtual only, via webcast. Veoneer expects to resume holding in-person meetings in the future but will evaluate the appropriate format closer to the date of such meetings.

The previously announced date and time of the meeting (May 6, 2020, at 9:00am EDT / 3:00pm CET) will not change.  Stockholders of record as of the close of business on March 9, 2020, the record date, can attend the Annual Meeting, ask questions, vote and view Veoneer's list of stockholders at www.meetingcenter.io/243213808 by using the password "VNE2020" and the stockholder's assigned 15-digit Control Number ("Control Number").

Please  vote and submit your proxies in advance of the Annual Meeting by one of the methods described in the proxy materials previously received. You may also submit questions prior to the Annual Meeting to VNE2020@veoneer.com.

Stockholder Attendance Instructions:
Stockholders that hold shares registered directly with Veoneer's transfer agent, Computershare,  should log in to the Annual Meeting using the Control Number found on their proxy card, voting instruction form or Notice of the Meeting previously received.

Stockholders that hold Veoneer's Swedish Depository Receipts (SDRs) or common stock through an intermediary (such as a bank, broker or nominee) will need to submit a legal proxy verifying  ownership to obtain their unique Control Number required for attendance. For any questions about the process for obtaining a legal proxy and Control Number, please see the instructions available at  www.veoneer.com/agm2020 or contact:  VNE2020@veoneer.com.  This process should be initiated immediately and must be completed by 5:00pm EDT / 11:00pm CET on April 27, 2020.

For more information please contact:
Thomas Jönsson, EVP Communications & IR, tel +46 (0)8 527 762 27
Thomas.jonsson@veoneer.com
Ray Pekar, VP Investor Relations, tel +1 (248) 794-4537
ray.pekar@veoneer.com

Veoneer designs and manufactures products and solutions for active safety, autonomous driving, occupant protection and brake control. Our purpose is to create trust in mobility. Founded in 2018, Veoneer builds on a heritage of close to 70 years of automotive safety development. Headquartered in Stockholm, Sweden, Veoneer has 8,900 employees in 13 countries. In 2019, sales amounted to $1.9 billion. Veoneer is listed on the New York Stock Exchange and on the Nasdaq Stockholm.

2020 Annual Meeting of Stockholders - May 6, 2020
Dear Veoneer SDR Holder,
First of all, a big thank you for being an investor in Veoneer. You have recently received proxy materials for the 2020 Annual Meeting of Stockholders of Veoneer, Inc. to be held on May 6, 2020. The voting deadline for the annual meeting is rapidly approaching and I am writing this letter to urge and remind you to vote. If you have already voted, I thank you.
We have included on the Annual Meeting agenda two very important proposals to respond to our investors’ concerns and enhance Veoneer’s corporate governance (Proposals 3 and 4 in our Proxy Statement). Unlike routine matters, which require the approval of only a majority of the shares represented at the Annual Meeting, these corporate governance proposals require the approval of at least 80% of the voting power of all the then outstanding shares of our voting stock, voting together as a single class. This makes your vote very important.
Proposal 3 - Elimination of Supermajority Voting Standard
Veoneer current Restated Certificate of Incorporation (“Certificate of Incorporation”) requires a “supermajority” vote of at least 80% of the voting power of all the then outstanding shares of our voting stock, voting together as a single class, to amend, alter, change or repeal certain provisions of the Certificate of Incorporation.
After considering the advantages and disadvantages of the supermajority voting standard, the Board has determined that it is in the best interests of Veoneer and its stockholders to amend the Certificate of Incorporation to replace the supermajority voting requirement with a simple majority standard. The Board recommends a vote “FOR” Proposal 3 to support such amendment.
Proposal 4 - Elimination of Classified Board
eoneer’s Certificate of Incorporation currently provides that the Board is divided into three classes, with each class serving a staggered three-year term, and only one class being up for re-election at each annual meeting.
After considering the advantages and disadvantages of maintaining a classified board, the Board has determined that it is in the best interests of Veoneer and its stockholders to amend the Certificate of Incorporation to eliminate the classification of the Board and to provide for the annual election of all directors. If approved by our stockholders, the proposed amendments to the Certificate of Incorporation would eliminate the three classes of directors and provide for the annual election of all directors beginning at the 2021 annual meeting of stockholders. The Board recommends a vote “FOR” Proposal 4 to support such amendment.
The Importance of your Vote
It is critical that you are represented at this Annual Meeting since these proposals cannot be implemented without a substantial portion of our shares being represented at the Annual Meeting in person or by proxy.
PLEASE VOTE YOUR SDRs TODAY.
You can vote by using the enclosed Proxy Form and Freepost envelope or alternatively by using the Internet and following the instructions on the top left corner of the Proxy Form. If you have any questions or if you need assistance voting, or if you have lost of did not receive the Notice of Internet Availability of Proxy Materials, please contact Computershare, by phone at +46 (0)771 24 64 00 or by e-mail at info@computershare.se.
Please refer to the Proxy Statement for the 2020 Annual Meeting of Stockholders for more detailed information on each proposal described above and the other matters to be considered at the Annual Meeting. The Proxy Statement can be accessed at www.veoneer.com/agm2020. Thank you for voting and for your continued support of Veoneer.

Sincerely,
Jan Carlson
Chairman of the Board of Directors, President and Chief Executive Officer